UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))

☐	Definitive Information Statement

SENTRA CONSULTING CORP.
(Name of Registrant as Specified In Its Charter)

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SENTRA CONSULTING CORP.
15 Hoover Street
Inwood, New York 11096

March ____, 2008

Dear Shareholders:

This Information Statement is furnished to the holders of shares of common stock (the “Common Stock”) and the holders of Series A Convertible Preferred Stock (the “Preferred Stock”) of Sentra Consulting Corp. (the “Company”). The purpose of this Information Statement is to notify the stockholders that on February 20, 2008, the Company received a written consent from certain principal stockholders of the Company (identified in the section entitled “Voting Securities and Principal Holders Thereof) adopting a resolution to amend the Company’s Articles of Incorporation to change the name of the Company to “Karat Platinum Inc.”

Such written consent was signed by the holders of 20,220,000 shares of Common Stock, representing approximately 61% of the total issued and outstanding Common Stock. Since each of the 1,050 shares of outstanding Preferred Stock is convertible into 4,000 shares of Common Stock, the holders of the Company’s Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class. Accordingly, the written consent was signed by the holders of 54.1% of the voting stock of the Company’s shareholders, including the outstanding Preferred Stock on an as-if converted basis.

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of a majority of the outstanding shares of Common Stock and Preferred Stock. The Board is not soliciting your proxy in connection with the adoption of this resolution and proxies are not requested from stockholders. The resolution will not become effective before the date which is 20 days after this Information Statement was first mailed to stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders of the Company.

This Information Statement is being mailed on or about March __, 2008 to stockholders of record on March __, 2008 (the “Record Date”).

Sincerely, /s/ David Neuberg President, Chief Executive Officer and Director

SENTRA CONSULTING CORP.
15 Hoover Street
Inwood, New York 11096

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

We are sending you this Information Statement to inform you of the adoption of a resolution on February 20, 2008 by written consent (the “Written Consent”) from certain principal stockholders of the Company (identified in the section entitled “Voting Securities and Principal Holders Thereof”). Such written consent was signed by the holders of 20,220,000 shares of Common Stock, representing approximately 61% of the total issued and outstanding Common Stock. Since each share of Preferred Stock is convertible into 4,000 shares of Common Stock, the holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class. Accordingly, the written consent was signed by the holders of 54.1% of the outstanding voting stock of the Company’s shareholders adopting a resolution to amend the Company’s Articles of Incorporation to change the name of the Company to “Karat Platinum Inc.”

The adoption of the foregoing resolution will become effective 20 calendar days after the mailing of this Information Statement. The Board of Directors is not soliciting your proxy in connection with the adoption of this resolution and proxies are not requested from stockholders.

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the Nevada Revised Statutes. No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents, and no dissenters’ rights under the Nevada Revised Statutes are afforded to the Company’s stockholders as a result of the adoption of this resolution.

Expenses in connection with the distribution of this Information Statement, which are anticipated to be less than $2,000, will be paid by the Company.

General

The Company’s current Articles of Incorporation, as amended, provides for an authorized capitalization consisting of 100,000,000 shares of Common Stock, $.001 par value per share, and 10,000,000 shares of Preferred Stock, $.001 par value per share.

As of February 19, 2008, there were 33,175,000 shares of Common Stock and an aggregate of 1,050 shares of Preferred Stock issued and outstanding. Each share of Preferred Stock is convertible into 4,000 shares of the Company’s Common Stock, aggregating 4,200,000 shares. The holders of the Preferred Stock are entitled to vote together with the holders of the Common Stock, as a single class, upon all matters submitted to holders of common stock for a vote.

The Board authorized a change to the Company’s Articles of Incorporation to reflect the new name of the Company. Given the recent acquisition by the Company of Karat Platinum LLC, the Board and the majority stockholders felt that the Company should change its name to reflect the Company’s current business operations.

Vote Required; Manner of Approval

Approval to amend the current Articles of Incorporation of the Company under the Nevada Revised Statutes (“NRS”) requires the affirmative vote of the holders of a majority of the voting power of the Company. The Company has no class of voting stock outstanding other than the Common Stock and the Preferred Stock.

Section 78.320 of the NRS provides in substance that, unless the Company’s Articles of Incorporation or bylaws provide otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. Under the applicable provisions of the NRS, this action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

In accordance with the NRS, the affirmative vote to the amendment to the Articles of Incorporation of at least a majority of the outstanding shares has been obtained. As a result, no vote or proxy is required by the stockholders to approve the adoption of the amendment.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), the amended Articles of Incorporation cannot take effect until 20 days after this Information Statement is sent to the Company’s stockholders. As mentioned earlier, the amended Articles will become effective upon its filing with the Secretary of State of the State of Nevada which is anticipated to be on or about March ___, 2008, 20 days after the mailing of this Information Statement.

Purposes and Effect of Name Change

Simultaneous with the acquisition by the Company of all of the outstanding membership interests of Karat Platinum LLC on December 21, 2007, the Company changed its business focus to the manufacture and sale of platinum alloy (“585 Platinum”) and jewelry under the brand names KARAT PLATINUM(TM), 14 KARAT PLATINUM (R) and 14 Kt.Pt.(R). Accordingly, the current name of the Company does not indicate that the Company is involved in the karat platinum alloy jewelry. Accordingly, the Board determined to change the name of the company from “Sentra Consulting Corp.” to “Karat Platinum Inc.” to more accurately reflect the business of the Company.

The amendment to the Articles of Incorporation changing the name of the Company has no effect on the stockholders of the Company. The Company intends to engage in the manufacture and sale of platinum alloy and platinum jewelry under the Karat Platinum name and registered marks.

Interest of Certain Persons In or In Opposition to Matters to Be Acted Upon

No person has any interest, direct or indirect, by security holdings or otherwise, in the amendment to the Articles which is not shared by all other stockholders.

Voting Securities and Principal Holders Thereof

The following table lists, as of February 19, 2008, the number of shares of common stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 33,175,000 shares of our common stock and 1,050 shares of our Preferred Stock issued and outstanding as of the Record Date. Each share of Preferred Stock is convertible into 4,000 shares of Common Stock. The holders of shares of Preferred Stock are entitled to vote together with the holders of the Common Stock, as a single class, upon all matters submitted to holders of Common Stock for a vote. Each share of Preferred Stock will carry a number of votes equal to the number of shares of Common Stock issuable as if converted at the Record Date. We do not have any other outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Beneficial Owner	Title Of Class	Amount and Nature of Beneficial Ownership	Percent of Class
David Neuberg (1)	Common	11,750,000	35.42%
Gary M. Jacobs (2)	Common	2,800,000	8.44%
Philip Septimus (3)	Common	280,000	Less than 1%
Bonnie Septimus (4)	Common	8,420,000	21.49%
Howard Slochowsky (5)	Common	3,250,000	9.8%
Ira Neuberg (6)	Common	2,500,000	7.54%
Benjamin Neuberg (6)	Common	2,500,000	7.54%
Sander Hirth (7)	Common	2,020,000	5.78%
Directors and Officers as a Group (5 persons)		26,500,000	67.65%

(1) David Neuberg is our President, Chief Executive Officer and a Director.
(2) Gary M. Jacobs is our Chief Financial Officer, Chief Operating Officer and Treasurer.
(3) Philip Septimus is our Secretary and a director.
(4) Bonnie Septimus is a Director of the Company. The shares indicated above include (i) 2,420,000 shares owned by Mrs. Septimus in the Company and, (ii) 6,000,000 shares which she could acquire if she converted the outstanding loans of $1,500,000 into shares of Series B Convertible Preferred Stock and then converted said preferred shares into shares of common stock
(5) Howard Slochowksy is our Senior Vice President of Operations and a Director of the Company.
(6) The persons indicated are the sons of Mr. Neuberg. David Neuberg disclaims beneficial ownership of the shares owned by Ira and Benjamin.
(7) Includes 1,800,000 shares which the person indicated above could acquire if he converted the Series A Convertible Preferred Stock into shares of common stock of the Company and his ownership of 220,000 shares of the Company’s common stock.

Change in Control

As disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 31, 2007, upon the consummation of the transactions contemplated by the Exchange Agreement among Karat Platinum LLC, the members of Karat Platinum and the Company, the Company issued to the members of Karat Platinum an aggregate of 30,000,000 shares of the common stock of the Company, representing 90.43% of the issued and outstanding stock of the Company in consideration for 100% of the membership interests of Karat Platinum.

Certain Relationships and Related Transactions

No compensation has been paid to any of our directors in consideration for their services rendered in their capacity as directors, other than the payment of $16,000 to Philip Septimus on August 6, 2007 and $12,000 to Bonnie Septimus on December 3, 2007.

15 Hoover Street owns and operates a 25,000 square foot building located at 15 Hoover Street, Inwood, New York. Karat Platinum leases 12,000 square feet of office, manufacturing, and vault space from 15 Hoover Street LLC at an annual rate of $240,000. The lease was entered into on February 1, 2007 and expires January 2009. Karat Platinum has one 12-month renewal option at the expiration of the initial term of the lease. 15 Hoover Street LLC, is owned by David Neuberg and Howard Slochowsky, the Company’s CEO and Director and Senior Vice President of Operation and Director, respectively. For the period February 1, 2007 to December 20, 2007 Karat Platinum paid 15 Hoover Street LLC $220,000.

As of December 27, 2007, Bonnie Septimus, the Company’s former Treasurer and Secretary and a current director, had loaned the Company an aggregate of $1,500,000. Principal and accrued interest thereon are due by the Company on or before November 1, 2008. Proceeds from the loans made by Bonnie Septimus to the Company had been used to satisfy and cancel Secured Promissory Notes issued by the Company, working capital and to make additional loans to Karat Platinum. Such loans are, at the option of Ms. Septimus, convertible into shares of Sentra’s Series B Convertible Preferred Stock.

On December 27, 2007, the Company issued a promissory note to Bonnie Septimus in consideration for an additional loan made by Ms. Septimus to the Company of $100,000. Proceeds from the loans made by Bonnie Septimus to the Company have been loaned to Karat Platinum. Pursuant to the promissory note, at any time, Bonnie Septimus has the right to convert all or any portion of the outstanding principal amount and accrued interest thereon into shares of the Company’s Series A Preferred. Said loan is due on or before January 31, 2008. On January 9, 2008, this loan was repaid and cancelled.

On September 6, 2006, Karat Platinum entered into a Promissory Note in the original principal amount of $2,000,000 with the wife of David Neuberg, our Chief Executive Officer and a director. Under the terms of this note, the unpaid principal and interest amounts are due on or before October 31, 2008. Interest on this note accrued at the rate of $20,000 per month for the period from December 1, 2006 through June 30, 2007, and thereafter at the rate of 10% per annum. All interest accrued prior to July 1, 2007 was added to the principal balance of the note, and all interest accrued after June 30, 2007 will be paid on a monthly basis. As of December 31, 2007, an aggregate of $88,601 was paid under the note.

On January 1, 2006, the two former principals of Karat Platinum gifted an aggregate of 2,800,000 membership interests in Karat Platinum, representing 9.33% of Karat Platinum’s issued and outstanding membership interests, to Gary M. Jacobs, the then Chief Financial Officer and Chief Operating Officer of Karat Platinum, and currently the Chief Financial Officer and Chief Operating Officer of Sentra. Pursuant to the Exchange Agreement between Sentra and Karat Platinum, Gary M. Jacobs received an aggregate of 2,800,000 shares of common stock in Sentra in exchange for his membership interests in Karat Platinum. In addition, on the same date, one of the former principals of Karat Platinum gifted an aggregate of 200,000 membership interests in Karat Platinum to Mr. Jacobs’ two children.

On May 12, 2005, Karat Platinum entered into an employment agreement with Mr. Jacobs, whereby it was agreed that Karat Platinum would pay $300,000 per year. In the event there is a change of control of the Company, or Mr. Jacobs resigns or is terminated without “cause” (as that term is defined in the Employment Agreement), he will receive a severance payment in the amount of $300,000.

On January 1, 2006, Mr. Slochowsky, one of the former principals of Karat Platinum, gifted 2,070,000 membership interests in Karat Platinum, representing 6.9% of Karat Platinum’s issued and outstanding membership interests, to Bonnie Septimus, Sentra’s former Treasurer, Secretary, and a current Director. Said gift was made because of the previous relationship between said individuals. On the same date, the former principal of Karat Platinum gifted 30,000 membership interests, representing 0.10% of the outstanding membership interests in Karat Platinum, to each of Bonnie Septimus’ children, including Philip Septimus, our former President and a current Director.

Other than as set forth above, there are no transactions during the last two years, or proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest: (a) any director or executive officer of the small business issuer; (b) any majority security holder; or (c) any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the persons in the above.

Meetings and Action by Written Consent.

During the fiscal year ended December 31, 2007, our Board of Directors had one meeting and took 10 actions by written consent and 1 actual meeting of the Board.

Shareholder Communications.

Shareholders of the Company may submit proposals or otherwise communicate with the Board of Directors if they do so in accordance with applicable regulations of the SEC and the laws of the State of Nevada. Shareholder communications should be addressed to Sentra Consulting Corp. Attn: Chief Executive Officer, 15 Hoover Street, Inwood, New York 11096.

Other Proposed Action

As of the date of this Information Statement, the Company knows of no business other than those described herein which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE RESTATED ARTICLES, PLEASE CONTACT:

David Neuberg
Sentra Consulting Corp.
15 Hoover Street
Inwood, New York 11096
(516) 592-5600

ANNEX I	Amendment to Articles of Incorporation

Certificate of Amendment

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: Sentra Consulting Corp.

The articles have been amended as follows (provide article numbers, if available):

Article 1 shall be deleted in its entirety and replaced with the following:

The name of the Corporation is: KARAT PLATINUM INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 54%.

Effective date of filing (optional):

Officer signature (required):

/s/ David Neuberg President, Chief Executive Officer and Director